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                                                                   Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-68801, No. 333-62767, No. 333-85556,
No. 333-07409, No. 333-13887 and No. 333-62767) and in the Registration
Statement on Forms S-3 (No. 333-63991, No. 333-11391, No. 333-23317 and
No. 333-63891) of Oryx Technology Corp. of our report dated May 25, 1999 relating to the financial statements, which appear in this Form 10-KSB.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
May 25, 1999